Litigation Update - FingerMotion Announces Settlement Agreement with Benzinga in Action Against Short Selling Research Firm Capybara Research

• Benzinga Removes Company’s Short Selling Report from its website

SINGAPORE, March 25, 2024 – On October 19, 2023, FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, announced that it filed a federal lawsuit in the United States District Court for the Southern District of New York, FingerMotion, Inc., v. Capybara Research et. al., Case No.1:23-cv-09212-JPC-KHP, against Defendant Capybara Research (“Capybara”), alleging claims for securities fraud, tortious interference with prospective business expectancy and defamation in connection with a defamatory article maliciously published to its website and X account in a premeditated attempt to decrease the Company’s share price and financially benefit from its previously disclosed short position.

On January 16, 2024, the Company amended its complaint to add claims against Accretive Capital LLC d/b/a Benzinga (“Benzinga”) for tortious interference with prospective business expectancy and defamation in connection with the republishing of Capybara’s defamatory article. As of March 21, 2024, FingerMotion has entered into a settlement agreement with Benzinga, facilitating the removal of references to Capybara’s article from Benzinga’s website and dismissing Benzinga from the lawsuit.

“We are gratified to reach this milestone in our legal action against Capybara Research and coming to a settlement with Benzinga,” stated FingerMotion CEO Martin Shen. “This is however, only the first step in our drive to fully redress the damage caused by this false and malicious article. We remain committed to pursuing our federal lawsuit until a final judgment has been reached.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor

New York, NY, 10036
Office: (646) 893-5835
Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.